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                                                                    EXHIBIT 10.3

                NONSTATUTORY STOCK OPTION OR STOCK APPRECIATION
                                RIGHT AGREEMENT

     This Nonstatutory Stock Option or Stock Appreciation Right Agreement is made as of __________________ between GENENCOR INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), and _______________________ (the "OPTIONEE").

     WHEREAS, this Agreement is made pursuant to, and is governed by, the Genencor International, Inc. Stock Option and Stock Appreciation Right Plan (the "Plan"). The purpose of this Agreement is to establish a written agreement evidencing a nonstatutory option or stock appreciation right granted in accordance with the Plan. All of the terms and conditions of the Plan are fully incorporated herein by reference. In this Agreement "Shares" shall mean shares of the Company's common stock, one cent ($.01) par value per share (the "Common Stock"), or other securities resulting from an adjustment under Section 12 of the Plan.

     ACCORDINGLY, the parties agree as follows:

     1. VESTING REQUIREMENTS. Subject to the limitations contained herein, the Option or SAR will vest as provided in the Grant Notice, provided that vesting will cease upon termination of Optionee's status as an employee, consultant or advisor.

     2. NUMBER OF SHARES AND EXERCISE PRICE. the number of shares subject to the Option or SAR and the exercise price per Share of the Option and/or Base Value of each SAR referenced in the Grant Notice may be adjusted from time to time for anti-dilution purposes, as provided in Section 12 of the Plan.

     3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of the Option. The Optionee may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY YOUR GRANT NOTICE, which may include one or more of the following:

          (a) In the Company's sole discretion at the time the Option is exercised and provided that at the time of exercise the Shares are publicly traded and quoted regularly in the Wall Street Journal, pursuant to a Regulation T program under which the exercise price of the Option is paid to the Company directly from the sales proceeds of the Shares received upon exercise of the Option (a cashless exercise with a same day sale).

          (b) Provided that at the time of exercise the Shares are publicly traded and quoted regularly in The Wall Street Journal, by delivery of pre-owned Shares either that the Optionee has held for at least (6) six months or that were acquired on the open market, that are owned free and clear of any liens, claims, encumbrances or security interests, and that have a fair market value equal to the exercise price (a stock for stock swap). "Delivery" for these purposes, in the sole discretion of the Company at the time Optionee exercises the Option, shall include delivery to the Company of the Optionee's sworn statement of ownership of such Shares in a form approved by the Company. Notwithstanding the foregoing, the Optionee may not exercise the Option pursuant to a stock for stock swap to the extent such tender would violate the




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provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

     4.   PARTIAL EXERCISE. The Option or SAR, to the extent exercisable under
Section 1, may be exercised in whole or in part, provided that any single transaction to exercise the Option or SAR may not be for less than one hundred
(100) Shares.

     5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, the Option or SAR may not be exercised unless the shares issuable upon exercise of the Option or SAR are then registered under the Securities Act of 1933, as amended or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option or SAR also must comply with other applicable laws and regulations governing the Option or SAR, and the Option or SAR may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

     6. TERM. The Option or SAR shall become exercisable in accordance with the provisions of Section 1; provided, however, that the Option or SAR shall lapse and terminate on the earliest of the following dates:

          (a) the date that is one (1) year after the date of the Optionee's death if the Optionee shall die while he is an employee, consultant or advisor of the Company or any subsidiary of the Company;

          (b) the date that is six (6) months after the date that the Optionee's status as an employee, consultant or advisory with the Company or any subsidiary is terminated because of his or her permanent disability (as defined in the then current Company's Long-Term Disability Plan);

          (c) the date that is three (3) months after the date on which the Optionee's status as an employee, consultant or advisor is terminated other than for cause;

          (d)  at termination for any Optionee terminated for cause; or

          (e)  ten years after the date of this Agreement.

Upon any termination of the Option or SAR, the Optionee's rights under this Agreement including the right to exercise the Option or SAR under Section 1, shall thereupon terminate.

     7.   METHOD OF EXERCISE.

          (a) OPTIONS. The Option shall be exercised pursuant to the Notice of Exercise given by the Optionee to the Company specifying the number of Shares that the Optionee elects to purchase and the purchase price being paid, accompanied by full payment of such purchase price by cash, a certified check, or a bank cashier's check. Upon determining that compliance with this Agreement has occurred, including execution of the Notice of Exercise and compliance with such reasonable requirements as the Company may impose pursuant to Section 12, the Company shall issue certificates for the Shares purchased.



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          (b)  SARs. The SAR shall be exercised pursuant to the Notice of
Exercise given by the Optionee to the Company specifying the number of SARs that the Optionee elects to exercise as SARs. The Company shall, after withholding all appropriate taxes and other amounts in accordance with Section 12 hereof, pay the Optionee the value of the SAR by cash or check within thirty
(30) days of such exercise.

          (c) TANDEM GRANTS. If this grant is identified on the Grant Notice as a tandem grant, the Optionee shall have the option of exercising the grant or any portion thereof as either an Option or a SAR (but not both). The
Optionee shall exercise the tandem grant pursuant to the Notice of Exercise given by the Optionee to the Company specifying the number of Shares that the Optionee elects to exercise as options and the number of Shares that the Optionee elects to exercise as SARs, and the Company and Optionee shall complete the exercise in accordance with Sections 7(a) and 7(b), as appropriate.

          (d) VALUE OF SARs. The value to be paid for each Share exercised as an SAR under Sections 7(b) or 7(c) shall be the difference between the Base Value per Share pursuant to Participant's relevant Grant Notice and the Maturity Value per Share. The Maturity Value per Share shall be the fair market value per Share as determined by: (a) the public trading price, if the Shares are publicly traded, or (b) the most recent value set by the Board of Directors of the Company in accordance with Section 6(b) of the Plan.

     8. TRANSFERABILITY. The Option of SAR is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your lifetime only by you.

     9. RIGHT OF FIRST REFUSAL. Shares that are received upon exercise of the Option are subject to any right of first refusal that by described in the Company's bylaws in effect at such time the Company elects to exercise its right or the Notice of Exercise. The Company's right of first refusal shall expire on the first date the Shares are publicly traded.

     10. NO RIGHTS OF STOCKHOLDERS. No person, estate or other entity will have the rights of a stockholder of the Company with respect to Shares subject to the Option until a certificate for such Shares has been delivered to the Optionee.

     11. RIGHTS OF THE COMPANY. This Agreement does not affect the Company's right to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, Shares or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

     12. WITHHOLDING OBLIGATIONS. The exercise of the Option or SAR shall be conditioned upon the Optionee making arrangements satisfactory to the Company for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company may be made by one or any combination of the following methods: (i) in cash, (ii) by the Company withholding such taxes from any other compensation owed to the Optionee by the Company or any Subsidiary, or (iii) as otherwise permitted by the Committee.



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     13.  TENURE. The Optionee's right, if any, to continue to serve the
Company or any subsidiary as an officer, employee, consultant, advisor or otherwise will not be enlarged or otherwise affected by this Agreement. This Agreement does not restrict the right of the Company or any subsidiary to terminate the Optionee's status as an employee, consultant or advisor at any time.

     14. NOTICES. All notices and other communications required or permitted under this Agreement shall be written, and shall be either delivered personally or sent by registered or certified first-mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows: if to the Company, to the Company's corporate offices at Genecor International, Inc., 200 Meridian Centre, Rochester, NY 14618, Attention: Richard J. Ranieri, Senior Vice President, Human Resources; and if to Optionee or his successor, to the address last furnished by such person to the Company. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer back is received. A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 14.

     15. GOVERNING PLAN DOCUMENT. The Option or SAR is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Option or SAR, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions the Option or SAR and those of the Plan, the provisions of the Plan shall control.



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